SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2007
Health Fitness Corporation
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-25064 (Commission File Number)	41-1580506 (IRS Employer Identification No.)
3600 American Boulevard W., Suite 560
Minneapolis, Minnesota 55431
(Address of Principal Executive Offices and Zip Code)
(952) 831-6830
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMETN OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.02(E)
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
EXHIBIT INDEX
Amended and Restated 2005 Stock Option Plan
Form of Incentive Stock Option Agreement
Form of Nonqualified Stock Option Agreement
2007 Equity Incentive Plan
Form of Restricted Stock Agreement

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.02(E)
Approval of Amended and Restated 2005 Stock Option Plan
     On May 21, 2007, the shareholders of Health Fitness Corporation (the “Company”) approved a proposal to amend and restate the 2005 Stock Option Plan (“Plan”), which provides for the issuance of shares of common stock to employees, directors and consultants pursuant to incentive and non-qualified stock option grants. The shareholders originally approved the Plan on June 7, 2005 and amended it on May 23, 2006 to increase the number of authorized shares available thereunder to 4,000,000. The most recent amendment revises the Plan to (i) permit optionees to pay for shares upon exercise of options with cash, by delivering previously-acquired shares of Common Stock of the Company, or by having shares withheld (e.g., a net share settlement), (ii) limit the authority of a committee appointed by the Board to administer the plan with respect to the Company’s Section 16 officers, (iii) eliminate the ability of optionees to pay any portion of the exercise price of their options by delivery of a promissory note, and (iv) eliminate the ability of optionees to satisfy any withholding tax obligations by withholding shares from the exercise price of their options or surrendering previously-owned shares. The full text of the Plan and the forms of agreements used under the Plan are attached hereto as exhibits and are incorporated in this Report as if fully set forth herein.
Approval of 2007 Equity Incentive Plan
     Also on May 21, 2007, the Company’s shareholders approved the 2007 Equity Incentive Plan (“Equity Incentive Plan”), pursuant to which the Company may make discretionary performance-based awards of restricted stock to employees, officers and directors. Currently, only the Company’s Section 16 officers are eligible to participate in the Equity Incentive Plan, but the Board of Directors or a committee appointed by the Board, as applicable, may designate additional participants. Up to 900,000 shares of the Company’s Common Stock are available for restricted stock awards under the Equity Incentive Plan. Restricted stock awards will be subject to restrictions on transfer of the shares and risks of forfeiture, which will lapse upon achievement of objectives or conditions that the Board or a committee appointed by the Board, as applicable, establishes. As previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed April 16, 2007 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed May 15, 2007, participants also have the option, at the outset of the program, to receive a cash bonus in lieu of a restricted stock award. Participants choosing to receive a cash award would receive that bonus upon achievement of the same performance objectives established for the Equity Incentive Plan. Thus, the cash bonus would be payable at the same time, and to the same extent, that a restricted stock award would vest. The full text of the Equity Incentive Plan and the form of restricted stock agreement are attached hereto as exhibits and are incorporated in this Report as if fully set forth herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (a) Financial Statements: None.
     (b) Pro Forma Financial Information: None.
     (c) Shell Company Transactions: None.
     (d) Exhibits:

Exhibit 10.1	Amended and Restated 2005 Stock Option Plan
Exhibit 10.2	Form of Incentive Stock Option Agreement
Exhibit 10.3	Form of Nonqualified Stock Option Agreement
Exhibit 10.4	2007 Equity Incentive Plan
Exhibit 10.5	Form of Restricted Stock Agreement

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 22, 2007

HEALTH FITNESS CORPORATION
By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer

EXHIBIT INDEX
Health Fitness Corporation
Form 8-K Current Report

Exhibit
Number	Description
10.1	Amended and Restated 2005 Stock Option Plan
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonqualified Stock Option Agreement
10.4	2007 Equity Incentive Plan
10.5	Form of Restricted Stock Agreement